Exhibit 10.9.1

DISTRIBUTORSHIP AGREEMENT ADDENDUM

This Distributorship Agreement Addendum (“Addendum”) is made and entered into effective the      day of             , 2003 (“Effective Date”), between TVI Corporation, a corporation having a principal place of business et 1100 Holladay Drive, Suite 300, Glenn Dale, MI) 20769 (“SUPPLIER”) and Fisher Scientific Company L.L.C., a limited liability company having a principal place of business at 2000 Park Lane, Pittsburgh, PA 15275 (“DISTRIBUTOR”).

1. DISTRIBUTOR AGREEMENT

1.1 The parties agree that this Addendum hereby modifies the Distributorship Agreement between SUPPLIER and DISTRIBUTOR dated April 3, 2002, and signed by Karl Shaw on May 1, 2002 (“Agreement”). Notwithstanding the foregoing, any and all terms and conditions in the Agreement not modified by this Addendum shall remain in full force and effect. Any defined terms in this Addendum that are not defined herein, shall have the same messing as set forth in the Agreement.

1.2 Section 2 of the Agreement shall be deleted in its entirety and replaced with the following language:

2. Prices. The prices payable for the Products shall be the then-current manufacturer’s suggested retail price for such Products (“Minimum Prices”), subject to the discounts set forth in Sections 3.5 and 3.6, below. All Minimum Prices are subject to increase from time to time by SUPPLIER, provided that no change in Minimum Prices shall be effective with respect to any Orders already accepted by DISTRIBUTOR or SUPPLIER. In addition to the Minimum Prices, DISTRIBUTOR shall also collect any sales, use, value added or other taxes for governmental charges attributable to the sale and distribution of the Products. Prices are FOB Glen Dale, MD and DISTRIBUTOR shall pay all shipping and insurance related costs. In no case shall the Minimum Prices, net of discounts, charged Distributor for Products sold by and through Distributor exceed those prices for the same Products, net of discounts, charged to the other distributors set forth in Section 3.3, below.

2. PRODUCT AND MARKETS AND CUSTOMER TYPE (MARKET)

2.1 Products: The Products covered by this Agreement are those products identified in Appendix A—COMMERCIAL PRODUCTS hereto, manufactured by or on behalf of SUPPLIER any improved or updated versions thereof, including accessories designed for such products, and any new products subsequently introduced by SUPPLIER for sale to the MARKET AND CUSTOMER TYPES (as such term is defined below).

2.2 MARKET AND CUSTOMER TYPES. This Agreement covers all domestic markets supporting homeland security (primarily decontamination) including first responders, public safety, and hospitals, law enforcement, military, and federal agencies.

2.3 Similar or Related Products: Any goods similar or related to the Products, and sold to the MARKET AND CUSTOMER TYPES, that may be developed by SUPPLIER during the term of this Agreement must offered by SUPPLIER to DISTRIBUTOR, and DISTRIBUTOR must offer and represent the same to its customer base on the same terms as set forth herein.

3. GRANT OF RIGHTS

3.1 SUPPLIER hereby appoints DISTRIBUTOR and DISTRIBUTOR accepts the appointment as SUPPLIER’s “Exclusive” Distributor of the Products in the United Stares (the “Territory”) for the MARKET AND CUSTOMER TYPES, during the term of this Agreement and pursuant to the provisions of this Agreement. The Term of this Agreement will be for three (3) years from the Effective Date of this Addendum, and it will renew annually thereafter unless either party provides written termination notification to the other party, at least thirty (30) days prior to the expiration of the Term, of its intention not to renew. SUPPLIER AND DISTRIBUTOR shall retain the right to market and sell the Products directly to the [OMITTED]*.

3.2 EXISTING DISTRIBUTION FOR MARKET AND CUSTOMER TYPES: Except for those sales relationships and distribution agreements with the third parties set forth in Section 3.3 below, SUPPLIER agrees to terminate, or transfer to DISTRIBUTOR, its other existing distribution agreements for the MARKET AND CUSTOMER TYPES. DISTRIBUTOR shall provide adequate coverage of the Territory. In the event that DISTRIBUTOR does not provide adequate coverage within the Territory and fails to cure such deficiency alleged by SUPPLIER within sixty (60) days of receiving notice from SUPPLIER, SUPPLIER may quote orders directly to customers in the Territory pursuant to the terms and conditions set forth in Section 3.5 below.

3.3 Except with respect to the terms of Section 3.1 and 3.2 above, SUPPLIER shall retain no right to sell, and distribute the Products directly to end user customers. SUPPLIER shall be permitted to maintain the following distribution and sales relationships and agreements with the following third parties:

•	REC

3.4 The minimum sales goal for the Products for 2003 shall be [OMITTED]* (“2003 Goal”).

3.5 [OMITTED]*.

IF DISTRIBUTOR fails to provide the quote directly to customer or contact is not made directly with customer, within 2 working days of receiving a request from SUPPLIER, SUPPLIER will proceed to contact and/or quote directly to such customer, and such order shall not be eligible for, or subject to, the Discount.

*	MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

3.6 For the orders that DISTRIBUTOR does not quote directly and fulfill, but are quoted by Supplier, processed by Distributor, and fulfilled by Supplier (per section 3.5), DISTRIBUTOR will receive a [OMITTED]* discount on the Minimum Prices for such orders. In situations where DISTRIBUTOR is obligated to provide terms of FOB destination to customers, SUPPLIER and DISTRIBUTOR will share freight costs. It is the spirit and intention of this agreement to minimize the number of “direct quoted” orders by SUPPLIER.

4. SALES AND MARKETING SUPPORT

4.1 Training: SUPPLIER shall provide to DISTRIBUTOR’S sales personnel, at DISTRIBUTOR’s premises or such other location as the parties may agree, such training in the demonstration and use of the Products as is mutually agreed upon by DISTRIBUTOR and SUPPLIER, and for such training purposes SUPPLIER shall make available, at SUPPLIER’s expense, all necessary instructors and training personnel for the training of DISTRIBUTOR representatives by SUPPLIER. DISTRIBUTOR shall provide transportation and lodging expenses for DISTRIBUTOR personnel for the training of DISTRIBUTOR representatives by SUPPLIER.

4.2 Technical Support: SUPPLIER shall provide technical support to DISTRIBUTOR’S sales personnel and customers, and promptly provide to DISTRIBUTOR such additional technical information developed or acquired by SUPPLIER. SUPPLIER shall provide at its own expense a toll free long distance telephone service for sales and customer support during normal east coast business hours and provide for after hours emergency contacts.

4.3 Literature: The cost of literature development (instruction manuals and point of sale literature) for use in connection with the marketing, sale and distribution of the Products shall be [OMITTED]*. The content and quantities of literature produced and consumed shall be reasonable and agreed upon by both parties and the cost shall be born by the consuming party.

4.4 Subject to DISTRIBUTOR’s and SUPPLIER’S prior written approval, DISTRIBUTOR’S name may be incorporated in SUPPLIER’s advertising literature intended for distribution by DISTRIBUTOR’s or SUPPLIER’s sales representatives and visa versa.

4.5 Marketing: SUPPLIER and DISTRIBUTOR shall cooperate in good faith to develop joint marketing materials and efforts to promote SUPPLIER’s Products, [OMITTED]*. The marketing effort will include for 2003, at a minimum, the initiative detailed in Attachment B - Joint Advertising and Sales Promotion Plan. All marketing materials and the annual advertising and promotion plan shall be subject to the approval of each of the parties, which shall not be unreasonably withheld.

4.6 DISTRIBUTOR shall use its best efforts to actively, and in good faith, a) promote the Products as its primary offering in the products category as a Fisher Alpha Preferred Supplier and b) to meet the 2003 goal and subsequent yearly goals. The Confidentiality clause contained in the Agreement shall be mutual and protect the respective confidential information of both parties hereto. DISTRIBUTOR agrees to not hire any SUPPLIER employees until after 2 years from any termination of employment.

*	MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.7 SUPPLIER and DISTRIBUTOR agree that they will develop a business process to regularly communicate to the parties sales & marketing strategies, tactics and other business issues / metrics related to the relationship. Such information will include at minimum volume goals, lead sharing, market intelligence, and target accounts. This process will also provide the forum for SUPPLIER to identify and communicate coverage and performance issues as outlined in 3.2 and for the development of mutually agreeable initiatives to cure deficiencies in coverage and performance to the reasonable satisfaction of the parties. Should DISTRIBUTOR be unable to substantially “cure” the alleged deficiencies, within ninety (90) days after notice from SUPPLIER, SUPPLIER shall have the right to terminate the agreement. DISTRIBUTOR and SUPPLIER will jointly develop sales goals by region / industry / market as outlined above.

4.8 In the event of a dispute with respect to the rights and obligations of either party to this Agreement, resolution thereof shall be conducted pursuant to the rules for commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators selected pursuant to such rules.

4.9 Each party hereto waives its right to recover indirect, special or consequential damages from the other party hereto as a result of the other party’s performance or default hereunder.

IN WITNESS WHEREOF, the parties have executed their signature the day and year first written above.

FISHER SCIENTIFIC COMPANY, L.L.C.		TVI CORPORATION

By:	/s/ Tim Zeh	By:	/s/ Richard Priddy
Name:	Tim Zeh	Name:	Richard Priddy
Title:	Product Manager	Title:	CEO

APPENDIX A - COMMERCIAL PRODUCTS

Hospital:

•	Two-Line Hospital Staff Decontamination Shelter

•	Two-Line Hospital Decontamination Shelter

•	Individual Decontamination Shelter

•	Mass Casually Decontamination Shelter

•	Three-Line HazMat Decontamination Shelter

•	Temporary Morgue

Public Safety:

•	Command Post

•	Command Logistics Shelter

•	First Response

•	Squad Decontamination Shelter

•	Individual Decontamination Shelter

•	Two-Line Hospital Decontamination Shelter

•	Three-Line HazMat Decontamination Shelter

•	Four-Line Mass Decontamination Shelter

•	Six-Line Mass Decontamination Shelter

•	Casualty Management Shelter

•	Temporary Morgue

Accessories:

•	FIash Water Heater

•	Decontamination Solution Injector

•	Double Shower Boom

•	Diesel Water Pump

•	Litter Conveyor System

•	Collapsible HazMat Basin

•	Portable Diesel Generator

•	Chem-Bio Isolation System

•	Field Hardened Air Conditioner

•	Forced Air Heater

•	Portable Fluorescent Light Fixture

•	Portable Barricade and Signage

APPENDIX B - JOINT ADVERTISING AND SALES PROMOTION PLAN

[OMITTED]*

*	MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION